EXHIBIT 10.40

                            Advanced Aesthetics, Inc.
                               501 Madison Avenue
                               New York, NY 10022

                                       November 23, 2005

Johns Hopkins Medicine
901 South Bond Street, Suite 550
Baltimore, MD 21231
Attention: Steven A. Libowitz
Facsimile: (410) 955-8255

         Re:      Services and Licensing Agreement and
                  Consulting Services Agreement with Advanced Aesthetics, Inc.
                  ------------------------------------------------------------

Ladies and Gentlemen:

         As we have advised you, the shareholders of AAI are in the final stages of negotiation of a Share Exchange Agreement with TrueYou.com, Inc., a public company whose shares are traded on the Pink Sheets ("TrueYou"). Pursuant to the Share Exchange Agreement, AAI shareholders will, in exchange for their interests in AAI, end up owning approximately 97% of the Common Stock of TrueYou and AAI will become a subsidiary of TrueYou. All of the directors and officers of AAI will become directors and officers of TrueYou after the closing of this agreement which is in the nature of a "reverse merger".

         Section 15.12 of each of the Consulting Services Agreement and Services and Licensing Agreement contains provisions relating to a change of "Control". We know that our agreement with you relating to a change of control was not intended to include a situation such as this where "control" remains with the same officers, directors and shareholders as before with the decision making remaining with AAI and we do not believe that the language of 15.12 would apply to the share exchange. However, for the avoidance of doubt, this letter will confirm our agreement that the transactions described above do not constitute a change of control as contemplated in Section 15.12 of the agreements and further that to the extent that any notice requirements under the agreements relate to the proposed transactions, this letter will constitute such notice and that no further action need be taken.

         Please indicate your concurrence below.

                            Very truly yours,

                            ADVANCED AESTHETICS, INC.

                            By: /s/ Andrew Lipman
                                ------------------------------
                                 Name: Andrew Lipman
                                 Title:

AGREED:

JOHNS HOPKINS MEDICINE
Acting through

The Johns Hopkins Health System Corporation

By:  /s/ Richard A. Grossi
     ----------------------------------
     Name: Richard A. Grossi
     Title:

The Johns Hopkins University

By: /s/ Richard A. Grossi
    -----------------------------------
    Name: Richard A. Grossi
    Title:




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